CERTIFICATE OF OWNERSHIP AND MERGER OF
WATSON WYATT & COMPANY INTO
THE WYATT COMPANY

The undersigned corporations organized and existing under and in accordance with the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME                                STATE OF INCORPORATION

Watson Wyatt & Company              Delaware
The Wyatt Company                   Delaware

SECOND:  Watson Wyatt & Company is a wholly-owned subsidiary of The Wyatt
Company.

THIRD: That an Agreement and Plan of Merger dated May 28, 1996 among the parties to the merger ("Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 253 of the General Corporation Law of the State of Delaware.

FOURTH: That the name of the surviving corporation of the merger is The Wyatt Company, a Delaware corporation.

FIFTH: That the Certificate of Incorporation of The Wyatt Company shall be the Certificate of Incorporation of the surviving corporation, except that the first section of the Certificate of Incorporation of The Wyatt Company shall be deleted in its entirety and shall be replaced by the following section:


         FIRST:  The name of the corporation is WATSON WYATT & COMPANY.

SIXTH: That the Executed Merger Agreement is on file at the principal place of business of the surviving corporation which is located at 601 Thirteenth Street, N.W., Suite 900, Washington, D.C. 20005.

SEVENTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHTH: That this Certificate of Merger shall be effective as of 12:01 a.m. on July 1, 1996.

NINTH: That The Wyatt Company's Board of Director resolutions pertaining to this merger is dated February 15-17, 1996, and is attached hereto.

THE WYATT COMPANY                   WATSON WYATT & COMPANY

By:  A.W. Smith, Jr. \s\            By:  Paul R. Daoust \s\
        A.W. Smith, Jr.                  Paul R. Daoust

Attest:                             Attest:

By:  Walter W. Bardenwerper \s\     By:  Walter W. Bardenwerper \s\
        Walter W. Bardenwerper           Walter W. Bardenwerper
        Secretary                        Secretary

Following discussion, and upon motion duly made and seconded, the following resolution was adopted:

#10 RESOLVED, that the Company shall change its name to "Watson Wyatt & Company" effective July 1, 1996 in conjunction with the adoption of ' the name "Watson Wyatt & Partners" by the partners of R. Watson & Sons;

         FURTHER RESOLVED, that the Company effect the foregoing change of name by forming a subsidiary with the name "Watson Wyatt & Company" and entering into an Agreement and Plan of Merger with such subsidiary pursuant to which the Company would be the surviving corporation and take the name "Watson Wyatt & Company"; and

         FURTHER RESOLVED, that the Executive Committee, the President, the Executive Vice President and the Secretary are hereby authorized to take any further action or execute any documents or instruments deemed necessary or advisable to effect the foregoing resolutions.

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF THE WYATT COMPANY



THE WYATT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting held on July 12, 1989, duly adopted resolutions providing for proposed amendments to the Restated Certificate of Incorporation of said corporation, declared said amendments advisable and directed that the proposed amendments be prepared by the President and Secretary to be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth proposed amendments are as follows:

                  RESOLVED, that (subject to further evaluation by the General Counsel as directed by this Board with respect to the impact of shareholder divorces on stock ownership) Article FOURTEENTH of the Company's Restated Certificate of Incorporation and
                  Section 9 of the Company's Bylaws be amended to permit the ownership of shares of stock of the Corporation by personal holding corporations, or equivalent entities provided for under local, law, in jurisdictions outside of the United States, subject in each case to the prior approval of the Secretary of the Company; and

                  FURTHER RESOLVED, that the Board of Directors declares the advisability of and recommends to the stockholders the adoption of appropriate amendments to the Company's Restated Certificate of Incorporation and Bylaws and hereby directs that the President and Secretary prepare such proposed amendments to be considered by the stockholders of the Company at a meeting to be held at a date to be determined by the Secretary; and

                  FURTHER RESOLVED, that, upon approval of the Company's stockholders, the proper officers are hereby authorized and directed to execute, file and record an appropriate Certificate of Amendment to the Company's Restated Certificate of Incorporation to effect these resolutions and to do and to perform all such other further acts and things as they may deem necessary and appropriate to carry out the purposes of the foregoing resolutions.

         SECOND: That pursuant to the recommendation of the Presidents and the Secretary the first sentence of Article FOURTEENTH of the Company's Restated Certificate of Incorporation shall be amended to be and read as follows:

                  "The Corporation shall not issue or transfer by way of sale or any other disposition, any shares of any class of capital stock ("Stock") in the Corporation, whether treasury stock or authorized and unissued stock, to any person or entity which is not either (a) a full-time employee, or a partner engaged full-time in a partnership practice, if applicable, of the Corporation or any of its Subsidiaries or Affiliates or (b) otherwise permitted by Section 9 of the Bylaws of the Corporation to own share of Stock in the Corporation."

         THIRD: That thereafter, at the annual meeting of stockholders duly called and held on November 9, 1989, upon notice in accordance with the provisions of the Bylaws of the Corporation and the laws of the State of Delaware, the amendment was approved and adopted by a vote of more than eighty percent (80%) of the outstanding shares of all stock of the corporation.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, The Wyatt Company has caused this certificate to be signed by its Vice President-Finance and attested by its Assistant Secretary, this 27th day of February, 1990.


Attest:                                              THE WYATT COMPANY




Walter W. Bardenwerper_/s/                           Wilson H. Phillips, Jr._/s/
Walter W. Bardenwerper                               Wilson H. Phillips, Jr.
Assistant Secretary                                  Vice President, Finance



(Seal)

RESTATED
CERTIFICATE OF INCORPORATION
OF
THE WYATT CORPORATION


         The original Certificate of Incorporation of the Wyatt Company was filed with the Secretary of State of Delaware on February 17, 1958 under the name of YATTCO, INC. The following Restated Certificate of Incorporation serves to restate, integrate, and further amend the provisions of the Corporation's prior Restated Certificate of Incorporation, filed on July 20, 1984 and all amendments thereto:

         FIRST:  The name of the Corporation is THE WYATT COMPANY.

         SECOND: The registered office of the Corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle, and the registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on are as follows:

         1. to undertake, transact, buy sell and deal in all kinds of services relating to employer-employee and personnel problems of every class and description, and to conduct researches, survey, investigations and examinations of businesses and enterprises of every kind and description for the purpose of securing, analyzing, compiling, publishing, distributing and disseminating information and particulars relating to employer-employee relations and personnel problems;

         2. to act as actuaries, business advisors, financial advisors, appraisers and personnel engineer for all persons, firms, partnerships, associations, corporations and business enterprises of every kind (except that the Corporation shall not be authorized to engage in practices which might be construed by the courts as the unauthorized practice of law), and to make statistical, actuarial, mathematical, industrial relations, personnel and financial studies of persons, firms, corporations, associations and other business enterprises and to report the result of such studies (except that the Corporation shall not be authorized to practice the profession of accounting);

         3. to devise, create, compile, publish, promote, install, establish, maintain, sell, distribute and service all kinds of forms of compensation, bonus, stock purchase, profit sharing, insurance, recreational and employee benefit plans, and to assist employers, management, administrators and others in promoting, establishing, installing, maintaining and carrying out such plans;

         4. to act as insurance brokers and insurance agents and in general to carry on an insurance agency and insurance brokerage business, but not to engage in the business of an insurance company;

         5. to manufacture, construct, lease, purchase and otherwise acquire, to hold, own, repair, maintain, operate and invest, trade and deal in, to lien, mortgage, pledge and otherwise encumber and to let, assign, transfer, sell and otherwise dispose of goods, wares and merchandise and personal property of every kind and description and wherever situated;

         6. to the same extent as natural persons might or could do, to purchase or otherwise acquire, hold, own, maintain, work, develop, sell, lease, sublease, exchange, hire, convey, mortgage or otherwise dispose of, and turn to account and deal in, lands, leaseholds, any interests, estates and rights in real property, any personal or mixed property, and franchises, rights, licenses, permits or privileges of every character;

          7. to acquire by purchase, exchange or otherwise all, or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, firms, associations, corporations or syndicates engaged in the business which the Corporation is authorized to engage in; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations, corporations or syndicates, and to conduct in any lawful manner the whole or any part of any business thus acquired;

          8. to acquire by purchase, subscription, contract or otherwise, and to hold for investment or otherwise, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, any and all kinds of securities issued or created by, or interests in, corporations, associations, partnerships, firms, trustees, syndicates, individuals, municipalities or other political or governmental divisions or subdivisions, or any agencies thereof, or by any combinations, organizations or entities whatsoever, irrespective of their form or the name by which they may be described; and to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities and interests, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or interests, and to aid by loan, subsidy, guaranty or in any other manner permitted by law those issuing, creating or responsible for any such securities or interests;

          9. to develop, apply for, obtain, register, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacturer under, introduce, sell, assign, mortgage, pledge or otherwise dispose of any and all inventions, devices, formulae, processes, improvements and modifications thereof, letters patent and all rights connected therewith or appertaining thereunto, copyrights, trademarks, trade names, trade symbols and other indications of origin and ownership, franchises, licenses, grants and concessions granted by or recognized under the laws of the United States of America or of any state or subdivision thereof or of any other country or subdivision thereof:

         10. to loan money upon the security or real and/or personal property of whatsoever name, nature or description, with or without security; and

         11. to borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, as its Board of Directors shall determine; and to secure such securities, by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

         It is the intention that the objects and purposes set forth in the foregoing clauses of this Article THIRD shall not, unless otherwise specified herein, be in any wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article in this Certificate, but that the objects and purposes specified in each of said clauses shall be regarded as independent objects and purposes.

         It is also the intention that the foregoing clauses shall be construed as powers as well as objects and purposes; that the Corporation shall be authorized to conduct its business or hold property in any part of the United States and its possessions and foreign countries; that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation; and that generally the Corporation shall be authorized to exercise and enjoy all other powers conferred on corporations by the laws of Delaware.

         FOURTH: The number of shares of all classes of stock which the Corporation is authorized to issue is 25,000,000 shares of Common Stock, par value $1 per share (hereinafter called "Common Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock shall be as follows:

         1. Dividends payable on the Corporation's Common Stock may be paid in shares having a preference as to dividends, and other preferences over the Corporation's Common Stock.

         2. The holders of Common Stock shall be entitled to receive notices of all meetings of the shareholders of the Corporation and to cast one vote for each share of Common Stock upon all matters presented to the shareholders and, except as otherwise provided herein or required by law, the holders of Common Stock shall vote together as a single class on all such matters.

         3. No holder of Common Stock of the Corporation shall have any preemptive or preferential right to acquire any shares of any class of stock of the Corporation now or hereafter authorized or securities of any kind convertible into, or evidencing the right to purchase, shares of the Corporation of any class now or hereafter authorized.

         FIFTH: The amount of capital of the Corporation upon the filing of this Restated Certificate of Incorporation is not less than One Million Six Thousand Nine Hundred Fifty Dollars ($1,006,950).

         SIXTH:  The existence of the Corporation, is to be perpetual.

         SEVENTH: The private property of the stockholders of the Corpora-tion shall not be subject to the payment of the corporate debts to any extent whatever.

         EIGHTH: The number of directors of the Corporation shall be the number fixed from time to time in the Bylaws of the Corporation, but in no event shall such number be fewer than three (3). Directors of the Corporation need not be stockholders thereof.

         NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized empowered:

         (a) in the manner provided in the Bylaws of the Corporation, to make, alter, amend and repeal the Bylaws of the Corporation, in any respect not inconsistent with the laws of the State of Delaware or with the Certificate of Incorporation of the Corporation, subject to the power of the stockholders of the Corporation to amend, alter or repeal any Bylaws made by the Board of Directors;

         (b) by resolution or resolutions passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extend provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to be affixed to all papers which may require it; and such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors;

         (c) subject to any applicable provisions of the Bylaws of the Corporation then in effect, to determine, from time to time, whether and to what extend and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution by the Board of Directors or of the stockholders of the Corporation;

         (d) to fix from time to time the amount of the surplus or profits of the Corporation to be reserved as working capital or for any other lawful purpose; and

         (e) without any action by the stockholders, to authorize the borrowing of moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to authorize and cause the making, execution, issuance, sale or other disposition of promissory notes, drafts, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and the securing of the same by mortgage, pledge, deed of trust or otherwise.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation and the Bylaws of the Corporation.

         Any contract, transaction or act of the Corporation or of the directors or of any committee, which shall be ratified by the holders of a majority of the shares of stock of the Corporation present in person or by proxy and voting at any annual meeting or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Restated Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

         TWELFTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in, or is a director or officer or are directors or officers of, such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or directors of the Corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association; and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

         THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTEENTH: The Corporation shall not issue or transfer by way of sale or any other disposition, any shares of any class of capital stock ("Stock") in the Corporation, whether treasury stock or authorized and unissued stock, to any person who is not either (a) a full-time employee, or a partner engaged full-time in a partnership practice, if applicable, of the Corporation or any of its Subsidiaries or Affiliates or (b) otherwise permitted by Section 9 of the Bylaws of the Corporation to own shares of stock in the Corporation. For purposes of this Article Fourteenth, the term "Subsidiary" means any corporation, partnership, association or other entity in which the Corporation, directly or indirectly, owns securities or other interest possessing at least fifty percent (50%) of the total combined voting power of all classes of stock or other interests entitled to vote and at least fifty percent (50%) of the total number of shares of all other classes of stock or other interests. In the case of any corporation, partnership, association or other entity formed under the laws of any jurisdiction in which the Corporation is, by law, prohibited from owning fifty percent (50%), such corporation, partnership, association or other entity shall be deemed a "Subsidiary" of the Corporation if the Corporation, directly or indirectly, owns the maximum percent (rounded down to the nearest whole percent) of securities or other interests permitted under the laws of such jurisdiction. Further, for purposes of this Article Fourteenth, the term "Affiliate" means any corporation, partnership, association or other entity domiciled outside the United States and engaged in provided professional services primarily outside the United States deemed by the Board of Directors as compatible with the professional service objectives of the Corporation, in which the Corporation, directly or indirectly, owns securities or other interests possessing a least ten percent (10%) of the total combined voting power of all classes of stock or other interests entitled to vote, and at least 10% of the combined equity of such corporation, partnership, association or other entity. Notwithstanding article thirteenth hereof, this article may be altered, amended or repealed only upon the affirmative vote of the holders of stock possessing at least 80% of the outstanding voting rights of the capital stock of the corporation, voting as one aggregate class.

         FIFTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended after approval of this Article by the stockholders to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The Board of Directors of the Wyatt Company, at a regular meeting of its members held on May 19, 1988, duly adopted resolutions implementing amendment to the prior Restated Certificate of Incorporation (filed July 20,
1984). These amendment are included as part of the foregoing Restated Certificate of Incorporation which was adopted by the Unanimous Written Consent of the Board, dated January 16, 1989. The foregoing Restated Certificate of Incorporation thereby serves to restate, integrate and further amend the provisions of the Corporation's prior Restated Certificate of Incorporation, as amended, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Wyatt Company has caused this certificate to be signed by its Vice President, Finance and attested by its Assistant Secretary, this 23rd day of January, 1989.

                                              Attest:


Wilson H. Phillips_/s/                        Walter W. Bardenwerper_/s/
Wilson H. Phillips, Jr.                       Walter W. Bardenwerper
Vice President, Finance                       Assistant Secretary